Exhibit h(v)

Baillie Gifford Funds

Subscription Agreement for Publicly Offered Funds

Subscription for Shares of Beneficial Interest

Amount of Subscription (US$)
The International Equity Fund
The EAFE Fund
The EAFE Choice Fund
The EAFE Pure Fund
The Emerging Markets Fund
The Global Alpha Equity Fund
The North American Equity Fund
The Emerging Markets Bond Fund
The Long Term Global Growth Equity Fund
Total Subscription Price

Subscriber Information

Name of Subscriber
(hereinafter “SUBSCRIBER”):

Name for Registration
(if different from SUBSCRIBER):

Person Signing
(if different from SUBSCRIBER):

Capacity (if applicable):

Principal Place of Business, Local
Office or Other Physical Location:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

E-mail:

Date of Organization:
(Month)	(Day)	(Year)

Jurisdiction of Organization:

Taxpayer Identification Number
(or foreign tax identifying number, if any):

(If a non-U.S. SUBSCRIBER does not have a taxpayer identification number, the Trust may request alternative government-issued documentation certifying to the existence of the SUBSCRIBER’s business or enterprise.)

Subscriber Bank Information

Bank Name:

ABA Number:

Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

Account Name:

Account Number:

The Trust will keep these bank details on record and unless notified otherwise send all future redemption amounts to this account.

SUBSCRIBER hereby agrees as follows:

1 -              SUBSCRIBER hereby subscribes for shares of beneficial interest in one or more series (each a “Fund”) of Baillie Gifford Funds (the “Trust”) indicated above and in the dollar amount(s) set forth above.  Upon completion of this Subscription Agreement, SUBSCRIBER should send this Subscription Agreement by telecopy and courier to:

Baillie Gifford Funds

c/o Baillie Gifford Overseas Limited

Calton Square,

1 Greenside Row,

Edinburgh,

Scotland EH1 3AN

Attention:  Julie Paul

Telecopy:  011 44 131 275 2363

After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription.  If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to the following account:

Field	Details
ABA:	011001234
Bank:	Bank of New York Mellon
DDA:	0000741698
DDA Name:	BNY Mellon Invstmt Servicing as Agent for Baillie Gifford US Consolidated
Further Credit:	Please indicate: 1. the name of the Fund; and 2. the name of the share class you are invested in; and 3. your transfer agent account number, as provided by Baillie Gifford Overseas Limited.

2 -              SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this Subscription Agreement will be treated as dictating the terms of a subscription for shares of beneficial interest in the indicated Funds (the “Shares”) to become effective following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement, unless otherwise agreed by the Trust.

3 -              SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust or its agent in accordance with the procedures set out herein, (iii) the Trust accepts the Subscription Agreement, which acceptance may be withheld in the Trust’s sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4 -              SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Prospectus dated April 2, 2015 (the “Prospectus”), relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of April 2, 2015 (the “SAI”), and has reviewed the Prospectus carefully prior to executing this Subscription Agreement.  SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Prospectus or the SAI.  SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Prospectus or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5 -              SUBSCRIBER understands and agrees that a purchase fee may be applicable to this subscription for the Shares according to the terms described in the Prospectus, and that some of the funds paid under this Subscription Agreement may be applied to such purchase fee.

6 -              SUBSCRIBER hereby elects:

☐      To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund;

or

☐      To receive all distributions of income and realized capital gains from a Fund as cash when declared.

7 -              SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

8 -              SUBSCRIBER understands and agrees that any redemption monies due to SUBSCRIBER will be paid into the bank account supplied by the SUBSCRIBER in this Subscription Agreement, unless otherwise advised to Baillie Gifford Overseas Limited at least 3 business days prior to redemption monies being paid by the Trust.

9 -          SUBSCRIBER understands and agrees that if SUBSCRIBER is not a United States Person (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), the Trust may withhold US withholding tax from income dividends (including interest-related dividends) and distributions of short term capital gains paid from the Trust which are due and payable to SUBSCRIBER.  If SUBSCRIBER believes it is entitled to gross distribution payments from the Trust SUBSCRIBER should provide acceptable evidence of this entitlement to the Trust or its agent.  In addition, SUBSCRIBER understands and agrees that the Trust may withhold an amount from all dividends and distributions, or from the proceeds of any redemptions of Fund Shares, pursuant to FATCA (meaning Sections 1471 through 1474 of the Code (or any amended or successor version), any current or future regulations or official interpretations thereof and any agreement entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements) unless SUBSCRIBER provides forms, documentation, certifications and other information necessary or advisable, in the sole discretion of the Trust, to establish that SUBSCRIBER is in compliance with or exempt from FATCA, or for the Trust to comply with its obligations under FATCA.

10 -       SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws.

11 -      SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

12 -       SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

13 -       SUBSCRIBER confirms it is an Institutional Account as defined by FINRA Rule 4512(c).(1)

☐ YES                    ☐ NO

14 -       SUBSCRIBER confirms it is (a) capable of evaluating investment risks independently, both in general and with regard to transactions and investment strategies involving securities; and (b) will exercise independent judgment and consult its own advisers to consider any recommendation to invest in the Fund(s).

☐ YES                    ☐ NO

15 -       SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in)                                 . (U.S. State)

16 -       SUBSCRIBER represents that it is not, and it is not opening an account with the Trust for, a “foreign financial institution” as defined in 31 C.F.R. Sec 103.175(h) (generally, (a) a foreign bank; (b) any branch or office located outside the United States of any broker or dealer, futures commission merchant or mutual fund; (c) any other person organized under foreign law that, if it were located in the United States, would be a broker or dealer, futures commission merchant or mutual fund; and (d) any person organized under foreign law that is engaged in the business as a currency dealer or exchanger or money transmitter).

17 -       SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

18 -       SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares.

19 -       SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Prospectus, the SAI, and any applicable state securities laws.

20 -       SUBSCRIBER hereby agrees to supply the Trust with a fully and accurately completed U.S. Internal Revenue Service Form W-9; or, if SUBSCRIBER is a foreign person, the proper form of U.S. Internal Revenue Service Form W-8.  Such Forms when delivered will be fully and accurately completed. SUBSCRIBER hereby acknowledges that such forms and any related information and any information provided pursuant to Paragraph 9 above may be provided to the U.S. Internal Revenue Service (or other tax authority) or any third party service providers or other agents of the Trust.

21 -       SUBSCRIBER hereby agrees to provide the Trust and/or its service providers with other information and documents that will allow the Trust to verify the identity of SUBSCRIBER.  SUBSCRIBER understands that if such information is not provided, the Trust may not be able to open an account for SUBSCRIBER.  SUBSCRIBER understands that if the Trust is unable to verify SUBSCRIBER’s

(1)  The term “Institutional Account” means the account of: (1) a bank, savings and loan association, insurance company or registered investment company; (2) an investment adviser registered either with the SEC under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or (3) any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million as of the date hereof (whether such assets are invested for such person’s own account or under management for the account of others).

identity or believes the account is being used for fraudulent or illegal purposes, the Trust reserves the right to close the account and to redeem Shares and to take such other steps as the Trust deems reasonable.  SUBSCRIBER further understands that the Trust or its service providers may release confidential information about SUBSCRIBER to proper authorities if the Trust or its service providers, in their sole discretion, determine that it is in the best interests of the Trust in light of applicable laws or regulations concerning money laundering and similar activities.

22 -       SUBSCRIBER hereby agrees that (i) any information provided or otherwise made available to SUBSCRIBER regarding portfolio holdings of the Trust is the confidential property of the Trust and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER’S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or Baillie Gifford Overseas Limited, SUBSCRIBER shall promptly return or destroy such information.  Notwithstanding any provision herein (or in the Prospectus or SAI ) to the contrary, the Subscriber may disclose confidential information of the Trust to any person or entity, or retain such information, to the extent required pursuant to:  (i) any legal, judicial, or administrative proceedings, subpoena, summons, order, ruling or other legal or administrative processes; and/or (ii) applicable laws, rules, or regulations.

23 -       SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

24 -       This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

25 -       Please sign this Subscription Agreement exactly as you wish your Shares to be registered.  (The information supplied by you below should conform to that given on the cover page).

Subscriber

By (signature):

Print name of Subscriber (entity intended to
be the registered owner of the Shares):

Print name of Person Signing (if different from
Subscriber name above):

Print Title/Capacity of Person Signing:

Date of Signing:

Accepted by Baillie Gifford Funds as follows:

By (signature):

Print name:

Print Title:

Print Date:

A copy of the Amended and Restated Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Subscription Agreement are not binding upon any of the Trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.